EXHIBIT 3

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS OF AXA COURTAGE ASSURANCE MUTUELLE AND MEMBERS OF AXA COURTAGE ASSURANCE MUTUELLE’S CONSEIL D’ADMINISTRATION

The (i) name, (ii) residence or business address, (iii) present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted and (iv) citizenship of each of the executive officers of AXA Courtage Assurance Mutuelle and the members of AXA Courtage Assurance Mutuelle’s Conseil d’Administration (the body analogous to a United States corporation’s board of directors) are set forth below.

Name	Business Address	Present Principal Occupation and Address, if different from address to left	Country of Citizenship	Number of Shares beneficially owned directly or through associates[1]	Number of Shares which there is a right to acquire within 60 days directly or through associates
ASSSE représenté par Jean-Pierre Chaffin	Fédération de la Métallurgie CFE CGC5 rue de la Bruyère 75009 Paris, France	N/A	France	None	None
Claude Bébéar	25 avenue Matignon 75008 Paris, France	Chairman of the Conseil de Surveillance of AXA	France	2,459,786[2]	4,472,909
Henri de Castries	25 avenue Matignon 75008 Paris, France	CEO of AXA	France	607,633	3,431,566
Francis Cordier	3 rue C Groulard 76000 Rouen, France	Retired	France	728	None
Jacques de Peretti	AXA France 52, rue Saint Lazare 75009 Paris, France	CEO of AXA Courtage Assurance Mutuelle (not member of the Board of Directors)	France	50	155,469
Philippe Guérand	53 bis, avenue du 8 mai 1945 69160 Tassin La Demi Lune	N/A	France	200	None
Jean-Laurent Granier	AXA France Tour AXA 1, Place des Saisons 92400 Courbevoie	Deputy Managing Director of AXA Courtage Assurance Mutuelle (not member of the Board of Directors)	France	None	225,397

1  The number of Shares provided in this column does not include the number of Shares which there is a right to acquire within 60 days.
2  This number includes 96 Shares held by the wife of Mr. Bébéar.

Henri Lachmann	Schneider Electric, 43-45 Bld Franklin Roossevelt BP 236 92504 Rueil -Malmaison, France	Chairman and CEO of Schneider Electric, 43-45 Bld Franklin Roossevelt BP 236 92504 Rueil -Malmaison, France	France	7,060	None
Frédéric Lucet	9 boulevard de la Madeleine 75001 Paris, France	President of Actionspheres, 9 boulevard de la Madeleine, 75009, Paris, France	France	None	None
Octave Manset	75 rue de la Tour 75016 Paris, France	Head of Investors’ Relations of BMW France, 3, avenue Ampere, Montigny-le-Bretonneux, 78886, St. Quentin-Yvelines, France	France	580	None
Alain de Marcellus	10 rue Chomel 75016 Paris, France	Manager of Group Financial Services CGEY Group, Cap Gemini Services, 11 rue de Tilsitt, 75017, Paris, France	France	None	None
Francois Pierson	AXA France, Tour AXA, 1 place des Saisons, 92400 Courbevoie, France	CEO of AXA France, Tour AXA, 1 place des Saisons, 92400 Courbevoie, France	France	8,500	646,108
Olivier Riché	47 rue de Verneuil 75007 Paris, France	CEO of COFITEM-COFIMUR, 184 rue de la Pompe, 75116, Paris, France	France	9,825	None
Renaud Streichenberger	6 rue de la Ferme 92200 Neuilly sur Seine France	Lawyer, Partner of Bredin, Pratt, 130 rue du Faubourg St Honore, 75008, Paris, France	France	1080	None
Pierre de Waziers	8 rue Sainte Lucie 75015, Paris, France	Gerant of Societe Gramont, 8 rue Sainte Lucie, 75015, Paris, France	France	1,545	See Exhibit 4

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